UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2018 (December 29, 2017)
Date of Report (Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter;	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782
(An Iowa Corporation)
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580
515-242-4300

N/A
(Former name or former address, if changed from last report)

______________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders

On December 29, 2017, in connection with the tender offer and solicitation of consents previously disclosed in the Current Report on Form 8-K filed on December 13, 2017 by Berkshire Hathaway Energy Company (the "Company"), having received the necessary consents from holders of the Company's 6.500% Senior Bonds due 2037 (the "2037 Bonds") as disclosed in the Current Report on Form 8-K filed on December 29, 2017 by the Company, entered into an Eleventh Supplemental Indenture with respect to the 2037 Bonds, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Eleventh Supplemental Indenture").

The 2037 Bonds were issued by the Company pursuant to an Indenture, dated as of October 4, 2002, by and between MidAmerican Energy Holdings Company (now known as the Company) and The Bank of New York, as trustee (the "Base Indenture"), as supplemented by the Sixth Supplemental Indenture thereunder (the "Sixth Supplemental Indenture"), dated as of August 28, 2007, by and between MidAmerican Energy Holdings Company (now known as the Company) and The Bank of New York Trust Company, N.A. The Eleventh Supplemental Indenture amends the Sixth Supplemental Indenture to eliminate substantially all of the restrictive covenants and certain events of default and related provisions applicable to the 2037 Bonds.

The foregoing description of the Eleventh Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Eleventh Supplemental Indenture, which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01. Other Events

The Company reported today that it had issued $450 million in aggregate principal amount of its 2.375% Senior Notes due 2021, $400 million in aggregate principal amount of its 2.800% Senior Notes due 2023, $600 million in aggregate principal amount of its 3.250% Senior Notes due 2028 and $750 million in aggregate principal amount of its 3.800% Senior Notes due 2048 pursuant to the Twelfth Supplemental Indenture, dated as of January 5, 2018, by and between Berkshire Hathaway Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Base Indenture. The net proceeds will be used to refinance a portion of the Company’s short-term indebtedness and for general corporate purposes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1
Eleventh Supplemental Indenture, dated as of December 29, 2017, by and between Berkshire Hathaway Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 6.500% Senior Bonds due 2037.

4.2
Twelfth Supplemental Indenture, dated as of January 5, 2018, by and between Berkshire Hathaway Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 2.375% Senior Notes due 2021, the 2.800% Senior Notes due 2023, the 3.250% Senior Notes due 2028 and the 3.800% Senior Notes due 2048.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
Date: January 5, 2018
/s/ Patrick J. Goodman
Patrick J. Goodman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Eleventh Supplemental Indenture, dated as of December 29, 2017, by and between Berkshire Hathaway Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 6.500% Senior Bonds due 2037.

4.2
Twelfth Supplemental Indenture, dated as of January 5, 2018, by and between Berkshire Hathaway Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 2.375% Senior Notes due 2021, the 2.800% Senior Notes due 2023, the 3.250% Senior Notes due 2028 and the 3.800% Senior Notes due 2048.

4